Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Form SB-2/A Registration Statement of Tsevni Real Estate Group, Inc. of our report dated December 13, 2006, on our audit of the financial statements of Tsevni Real Estate Group, Inc. as of June 30, 2006, and the related statements of operations, stockholders' (equity) deficit, and cash flows for the year then ended and the reference to us under the caption “Experts”.

KABANI & COMPANY, INC.
Los Angeles, California

/s/ Kabani & Company, Inc.
August 1, 2007